EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

ViewPoint Financial Group
(federal charter)
|100%
ViewPoint Bank
(federal charter)
| 100%
ViewPoint Bankers Mortgage, Inc. (1)
(Texas)

(1) Formerly known as Community Financial Services, Inc.

116